UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Morgan Creek Energy Corp. (Exact name of registrant as specified in its charter)

Nevada	201777817
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10120 S. Eastern Avenue, Suite 200 Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X ]

Securities Act registration statement file number to which this form relates: 333-123989

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

INFORMATION REQUESTED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of registrant’s common stock contained in amendment no. 6 to the registrant’s registration statement on Form SB-2, filed with the Commission on February 6, 2006 (file no. 333-123989), is hereby incorporated by reference into this registration statement on Form 8-A.

As of July 14, 2006, we had 20,335,400 shares of common stock issued and outstanding, as a result of a 2-for-1 stock split on May 23, 2006.

Item 2.  Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation(*)
3.2	Bylaws(*)

(*) Filed as an exhibit to the registrant’s registration statement on Form SB-2 filed with the Commission on April 11, 2005 (file no. 333-123989).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MORGAN CREEK ENERGY CORP.
Date: July 14, 2006

By: /s/ Grant Atkins
Name: Grant Atkins Title: Chief Financial Officer, Director